Exhibit 10.12

Confidential

AMENDMENT NUMBER 1

TO

TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

dated as of January 1, 1993

This Amendment Number 1 is effective as of the date of last signature and is entered into by and between Osiris Therapeutics, Inc., a corporation of the State of Ohio, having a place of business at 2001 Aliceanna Street, Baltimore, Maryland 21231 (hereinafter referred to as “Osiris”), and Case Western Reserve University, an Ohio non-profit Corporation having its principle office at 10900 Euclid Avenue, Cleveland, Ohio 44106 (hereinafter referred to as “CWRU”).

Osiris and CWRU hereby agree to revise the Technology Transfer and License Agreement as follows:

To change Section 6.2 from

6.2 Royalties. As consideration of the License, Osiris will pay CWRU a royalty on all Product or Process providing that such Product or Process where sold is covered by a claim of a granted patent which is a Developed Patent Right licensed under this Agreement (“Royalty Bearing Product”) as follows.

(i) Three percent (3%) of the Net Sales of Royalty Bearing Products sold by OSIRIS; and

(ii) Twenty-five percent (25%) of the royalties received by OSIRIS from its SUBLICENSEES’ sales of Royalty Bearing Product.

Provided, however, that with respect to each Royalty Bearing Product covered under either (i) or (ii) above, no royalty shall be payable for the first three years in which such Royalty Bearing Product is sold. Net Sales shall be defined as the amount received from sales of all Royalty Bearing Products less discounts, returns, transportation costs, insurance costs and taxes of any kind whatsoever.

To

6.2 Royalties. As a consideration for the License, OSIRIS will pay CWRU a royalty on all Product or Process providing that such Product or Process where sold is covered by a claim of a granted patent which is a Developed Patent Right licensed under this Agreement (“Developed Patent Product”) as follows.

(i) Three percent (3%) of the Net Sales of Developed Patent Product sold by OSIRIS; and

Confidential

(ii) Twenty-five percent (25%) of the royalties received by OSIRIS from its SUBLICENSEES sales of a Developed Patent Product.

As further consideration for the Licensee, OSIRIS will pay CWRU a royalty on all Product or Process providing that such Product or Process where sold is covered by a claim of a granted patent based upon United States Patent Application Number 08/377,771, filed January 24,1995 (“Marrow Transplant Patent Product”) as follows.

(iii) One and One-Half percent (1.5%) of the Net Sales of Marrow Transplant Patent Products sold by OSIRIS or its sublicensees; and

CWRU agrees that any income received from Marrow Transplant Patent Products shall be divided evenly and in its entirely between Dr. Stanton Gerson and Dr. Hillard Lazarus.

Any Marrow Transplant Patent Products or Developed Patent Products shall be designated hereinafter as a “Royalty Bearing Product.”

Provided, however, that with respect to each Royalty Bearing Product covered under either (i), (ii) or (iii) above, no royalty shall be payable for the first three years in which such Royalty Bearing Product is sold. Net Sales shall be defined as the amount received from sales of all Royalty Bearing Products less discounts, returns, transportation costs, insurance costs and taxes of any kind whatsoever.

Except as specifically modified herein, all terms and conditions of the Technology License Agreement dated January 1, 1993 remain unchanged and constitute the entire agreement between the parties.

IN WITNESS WHEROF, the parties hereto have duly executed this Amendment Number 1 of the Technology License and Agreement which is effective as of the date of the last signature below.

CASE WESTERN RESERVE		OSIRIS THERAPEUTICS, INC.
UNIVERSITY

By:	/s/ Casey Porto	By:	/s/ Donald W. Fallon
Name: Casey Porto		Name:	Donald W. Fallon
Title: Associate Vice President		Title: VP, Finance & CFO
Date: 11-3-03		Date: 10/27/03

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